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                                                                  Exhibit (23)-2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement pertaining to the Stock Issued to Continuing Directors in Satisfaction of Deferred Compensation Plan Obligations of The Banc Corporation of our report dated March 15, 2004, with respect to the consolidated financial statements of operations, changes in stockholders' equity and cash flows of The Banc Corporation and Subsidiaries for the year ended December 31, 2003 included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Birmingham, Alabama
March 31, 2006